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                                                                      EXHIBIT 99

Pcsupport.com Acquires MyHelpDesk, Inc.

MOUNTAIN VIEW, CA - September 13, 2000 - PCsupport.com, Inc. (OTC BB: PCSP), a market-leading provider of eSupport solutions, today announced the acquisition of Massachusetts-based MyHelpDesk, Inc., the foremost content provider of online, computer self-help directories. The integration of MyHelpDesk self-help directories into the Pcsupport.com suite of advanced eSupport tools and remote support services will create the most comprehensive industry offering available today and should enable corporations to increase productivity and reduce support costs. With these additional capabilities, Pcsupport.com expects acceleration in revenue growth from consumers and corporations worldwide. Current Pcsupport.com customers and partners, such as AltaVista, Toshiba, and Telus Advanced Communications, join MyHelpDesk partners including, Lycos, Excite@Work, PeoplePC, SITEL Corporation, Help Desk 2000, and Help Desk Institute, in benefiting from these expanded products and services.

Under the terms of agreement, PCSupport.com will acquire all of the assets and certain limited liabilities of MyHelpDesk in exchange for 1,500,000 shares of its common stock. The acquisition is subject to customary closing conditions, including the satisfactory completion of due diligence by Pcsupport.com, and regulatory approvals.

Founded in 1998, MyHelpDesk, Inc., specializes in computer information aggregation products and services. Based on the world's largest directory of computer help and productivity resources for over 2000 popular software and hardware products, MyHelpDesk,.com, the computer help portal(TM) is a fast, personalized, consumer service currently used by over 120,000 consumers monthly. For corporate customers, FirstHELP(TM) provides access to MyHelpDesk's award-winning, Web-based self-help content as well as internal support resources, all within a single, easy-to-use customized personalized interface.

"This deal demonstrates our ability to acquire best-in-class solutions that increase our momentum in the eSupport market and enable us to make stronger margins on the delivery of online services," said Mike McLean, CEO of PCsupport.com. "We expect significant operating and financial synergies that will benefit our customers as well as further our growth plans. This acquisition positions the company to pursue greater opportunities in the consumer and business segments that we believe can provide acceleration of revenues and long-term profitability."

Mr. McLean continued: "We welcome the MyHelpDesk team on board as they bring industry-leading information aggregation expertise and a strong commitment to a shared vision of the eSupport industry."

"The entire team at MyHelpDesk is excited about this agreement," added Brian McAdams, CEO of MyHelpDesk, Inc. "We view this as a powerful endorsement of the products we have worked long and hard to create and are now beginning to deliver to the marketplace. Additionally, our experience in the corporate sector will provide PCsupport.com with a powerful foundation to access multinational organizations. The complementary strengths in people, technology, products, and markets make
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PCsupport.com and MyHelpDesk an excellent fit and a formidable industry competitor."

PCsupport.com will host a conference call on Thursday, September 14, 2000 at 11 am Pacific time to discuss the acquisition. To listen to the live call, dial
(888) 858-6139 and request to participate in the PCsupport.com conference call, led by CEO Mike McLean. An archived version can be accessed shortly after this call by dialing (800) 642-1687 and entering the conference ID number 350812.

About PCsupport.com

Founded in 1997, PCsupport.com, Inc. provides market-leading eSupport solutions for businesses and consumers. PCsupport.com specializes in online, proactive, and user-focused technical support services - eSupport - to personal computer users in over 165 countries worldwide. PCsupport.com partners with ISPs, ISVs, PC vendors, call centers, corporations and Internet portals, including AltaVista, Toshiba, and Pivotal Corporation, to develop privately branded support centers that can dramatically lower operational costs and greatly improve user productivity.

More information on PCsupport.com is available at http://corporate.pcsupport.com.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements with respect to the anticipated revenue growth, cost savings, synergies, and other benefits of the transaction. These statements are based on PCsupport.com's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, without limitation, the following: the Company's ability to complete the acquisition of MyHelpDesk and to successfully integrate the MyHelpDesk operations into those of the Company, the need to fund MyHelpDesk's current negative cash flow, the uncertainty of user acceptance and willingness to pay for the Company's and MyHelpDesk's current services, the need to raise additional capital, the impact of competitive products and pricing, and the ability of competitors to develop or license the same or other functionally equivalent technologies.